Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
AMERIGROUP Corporation:
We consent to the incorporation by reference in Registration Statement No. 333-xxxxxx on Form S-3 of AMERIGROUP Corporation of our reports dated February 22, 2008, with respect to the consolidated balance sheets of AMERIGROUP Corporation as of December 31, 2007 and 2006, and the related consolidated income statements and consolidated statements of stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of AMERIGROUP Corporation.
Our report on the consolidated financial statements refers to AMERIGROUP Corporation’s adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments, effective January 1, 2006. Our report on the consolidated financial statements also refers to AMERIGROUP Corporation’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007.
/s/ KPMG LLP
Norfolk, Virginia
December 15, 2008